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                         RESOURCE ASSET INVESTMENT TRUST

                              ARTICLES OF AMENDMENT
                                       OF
                    AMENDED AND RESTATED DECLARATION OF TRUST


         Resource Asset Investment Trust, a Maryland real estate investment trust (the "Trust") under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, desiring to amend its Amended and Restated Declaration of Trust as currently in effect hereby states:

         FIRST: That at a meeting of the Board of Trustees of the Trust, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Declaration of Trust of the Trust, declaring said amendment to be advisable and directing that the proposed amendment be put to a vote of the stockholders of the Trust.

         SECOND: That thereafter, the proposed amendment was adopted by a Consent in Writing of the Sole Stockholder, in lieu of a meeting, in accordance with Section 2-505 of the General Corporation Law of the state of Maryland, which Consent in Writing was signed by the holders of the outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to adopt the amendment at a meeting at which all shares entitled to vote thereon were present and voted.

         THIRD: That the amendment adopted by the Trust, set forth in full, is as follows:


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         Article VII Section 1(A)(13), Section 1(J)(3) and Section 5 are hereby amended so that each and every reference in each such Section to "8.5%" shall be stricken and "8.3%" inserted in its place.

         IN WITNESS WHEREOF, this Articles of Amendment of Amended and Restated Declaration of Trust has been signed as of the 29th day of December, 1997, by the undersigned Chairman of the Board of Trustees of the Trust and witnessed by the undersigned Secretary of the Trust, each of whom acknowledges that this document is his/her free act and deed, and that to the best of his/her knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that the statement is made under the penalties for perjury.
                                        RESOURCE ASSET INVESTMENT TRUST


ATTEST:



--------------------------              ----------------------------------
Jay J. Eisner, Secretary                Betsy Z. Cohen, Chairman


         IN WITNESS WHEREOF, this Articles of Amendment of Amended and Restated Declaration of Trust has been signed as of the 29th day of December, 1997, by the undersigned Trustees of the Trust each of whom acknowledges that this document is his/her free act and deed, and that to the best of his/her knowledge, information and belief, the matters and facts set forth herein are true in all material


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respects and that the statement is made under the penalties for perjury.

TRUSTEES:

---------------------------                        ----------------------------
Betsy Z. Cohen                                     Jonathan Z. Cohen

---------------------------                        ----------------------------
Jerome S. Goodman                                  Joel R. Mesznik

---------------------------                        ----------------------------
Daniel Promislo                                    Jack L. Wolgin







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